Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference of our report dated May 4, 2005 on the Belmont National Bank 401(k) Profit Sharing Plan’s (the Plan) December 31, 2004 financial statements included in this Annual Report on Form 11-K of the Plan for the period ended December 31, 2004 into Belmont Bancorp’s Registration Statement on Form S-8 (SEC File No. 333-45672) filed with the Securities and Exchange Commission and into Sky Financial Group, Inc.’s Registration Statement on Form S-8 (SEC File No. 333-125403) filed with the Securities and Exchange Commission.

/s/ SEBER TANS, PLC
Seber Tans, PLC
Kalamazoo, Michigan

May 4, 2005

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